UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2021

AVALON GLOBOCARE CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-55709	47-1685128
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4400 Route 9 South, Suite 3100, Freehold, New Jersey 07728

(Address of principal executive offices) (zip code)

646-762-4517

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AVCO	The Nasdaq Capital Market

Item 5.07	Submission of Matters to a Vote of Security Holders

Avalon GloboCare Corp. (the "Company") held its Annual Meeting on December 31, 2021. Of the 86,025,807 shares of Common Stock outstanding on November 15, 2021, the record date, 47,149,957 shares were represented at the Annual Meeting, in person or by proxy, constituting a quorum. The proposals considered at the Annual Meeting are described in detail in the Proxy Statement. The proposals described below were voted upon at the Annual Meeting and the number of votes cast with respect to each proposal was as set forth below:

(1) Elect nine directors until his successor is duly elected and qualified, or until his earlier death, resignation or removal. The nine directors receiving the highest vote were appointed to the board. The following Directors were elected to the board.

	For	Withheld
Wenzhao “Daniel” Lu	47,114,864	35,093
David Jin, MD, PHD	47,123,985	25,972
Meng Li	47,114,032	35,925
Yancen Lu	46,329,916	820,041
Steven A. Sanders	46,329,442	820,515
Wilbert J. Tauzin II	47,115,425	34,532
William B. Stilley, III	46,321,707	828,250
Tevi Troy	47,122,069	27,888
Yue “Charles” Li	47,126,213	23,744

(2) Ratify the appointment of MARCUM LLP as the Company's independent registered public accounting firm for the year ending December 31, 2021. This matter was determined based on majority of the shares cast.

For	Against	Abstain
47,129,325	13,790	6,842

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALON GLOBOCARE CORP.

Dated: January 4, 2022	By:	/s/ Luisa Ingargiola
Name: Luisa Ingargiola
Title: Chief Financial Officer

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